SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 281-2020

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Amendment of a Material Definitive Agreement

On June 25, 2008, Ebix, Inc. (the “Company”) entered into an Amendment to Secured Promissory Note (the “Amendment”) with Whitebox VSC, Ltd. (“Whitebox”).  The Amendment between the Company and Whitebox revises that certain Secured Convertible Promissory Note (the “Note”) executed by the Company in favor of Whitebox on December 18, 2007, and serves to delete retroactively to December 18, 2007, in its entirety, Section 6 of the Note.   Section 6 of the Note granted Whitebox certain rights if the Company were to effect a change of control.  Under Section 6 of the Note, in the event of a change of control of the Company, as defined in the Note, in addition to any other rights Whitebox might have had, Whitebox was granted the right to put the then-outstanding principal amount of the Note (including any accreted interest) to the Company. Upon the exercise of this put right, the Company was required to pay to Whitebox an amount in cash equal to 110% multiplied by the greater of (i) the then-outstanding principal amount of the Note (including any accreted interest) or (ii) the average price of the Company’s common stock for the 20 trading days preceding the change in control multiplied by the number of shares into which the Note was then entitled to be converted.

ITEM 9.01 Exhibits

Exhibit 10.1.  Amendment to Promissory Note Dated December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert F. Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

July 1, 2008